Exhibit 99.1

Onity Group Inc.

ONITY GROUP ANNOUNCES MULTIPLE TRANSACTIONS TO ACCELERATE CAPITAL RESTRUCTURING

West Palm Beach, FL – (September 30, 2024) – Onity Group Inc. (NYSE: ONIT) (“Onity” or the “Company”), a leading non-bank mortgage servicer and originator, today announced multiple transactions to accelerate its ongoing capital restructuring plans.

Oaktree Transactions

On September 30, 2024, Onity entered into definitive agreements with funds managed by Oaktree Capital Management, L.P. (“Oaktree”) to amend the agreements between the Company and Oaktree to provide for the following:

●	The Company will sell its 15% interest in MSR Asset Vehicle LLC (“MAV”) to Oaktree for a cash payment equal to adjusted book value upon closing plus $15 million, subject to certain adjustments (the “MAV Sale”). The total cash proceeds to be received by Onity upon consummation of the sale is currently expected to be approximately $49 million.

●	The MAV Sale is expected to close in the fourth quarter of 2024 and is subject to certain closing adjustments and conditions, including regulatory approval, consummation of a debt financing that meets certain criteria (a “Debt Financing”) to refinance all the outstanding PHH Mortgage Corporation (“PMC”) 7.875% Senior Secured Notes due 2026 (“PMC Notes”) and other customary conditions.

●	The Company will remain the exclusive subservicer of the existing MAV portfolio, which had an unpaid principal balance of $52 billion as of August 31, 2024, for an initial term of five years and will subservice the majority of new MSRs acquired by MAV. MAV will also be subject to certain restrictions on near-term MSR sales for 36 months following the closing of the MAV sale.

●	Oaktree will waive the make-whole premium, which is currently due in connection with any optional redemption of senior secured notes due 2027 issued by Onity (the “Onity Notes”) on or prior to March 4, 2026, in connection with the redemptions described below.

●	The Company expects to redeem at least $150 million of Onity Notes during the fourth quarter of 2024 in accordance with the following requirements. The Company is required to redeem a principal amount of Onity Notes equal to (a) the proceeds from the MAV Sale at a redemption price equal to par plus accrued interest, and (b) the proceeds from (i) the MAM asset acquisition described below and the proceeds from any debt financing secured by the assets so acquired, (ii) the proceeds from the securitization transaction described below, and (iii) any remaining proceeds from a Debt Financing after refinancing the PMC Notes, in each case, at a redemption price equal to 102.5% plus accrued interest. In addition, the Company will have the option to redeem up to an additional $50 million principal amount of Onity Notes from other liquidity sources at a redemption price equal to 102.5% plus accrued interest.

●	Oaktree has also agreed to participate as an anchor investor in a Debt Financing depending upon the size and pricing of the financing.

●	Pursuant to the transaction agreement, upon pricing of a Debt Financing, the Warrants held by Oaktree will be amended to provide that upon their exercise the holders of the Warrants can elect the cash exercise option only with the consent of Onity and, without the consent of Onity, the exercise price can only be paid via the net share settlement option.

●	Onity has agreed to pay Oaktree a transaction fee in consideration of the above transactions that is estimated to be up to approximately $16 million depending on the size and pricing of the Debt Financing and certain other conditions.

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Glen A. Messina, Chair, President and CEO of Onity Group, said, “We are pleased to announce the agreement with Oaktree that will enable a meaningful reduction of our highest cost corporate debt and the continuation of our relationship with MAV. We expect these transactions will contribute meaningfully to our holistic capital restructuring and improve future income and cash flow. Oaktree remains a valued strategic partner and important subservicing client. We thank them for their continued support, and we look forward to future opportunities.”

MAM Asset Acquisition

As previously announced, on July 26, 2024, Onity and PMC entered into a letter of intent with Waterfall Asset Management, LLC (“Waterfall”) to acquire substantially all assets of Mortgage Assets Management, LLC (“MAM”) with an estimated aggregate net asset value of approximately $55 million. In consideration of the acquired assets, Onity intends to issue to Waterfall non-convertible, perpetual preferred stock with an aggregate liquidation preference of approximately $52.7 million. The Company expects total cash from the transaction and future debt refinancing secured by the mortgage assets acquired from MAM will be approximately $46 million.

The Company continues to expect the transaction to be accretive to earnings and cash flow immediately upon closing, strengthen its position in reverse servicing, provide incremental asset management opportunities and improve its capital structure.

Onity expects to complete the MAM asset acquisition during the fourth quarter of 2024, subject to the receipt of regulatory approvals and other customary closing conditions.

Securitization Transaction

On September 13, 2024, PMC completed the acquisition of reverse mortgage assets from a large financial institution and simultaneously securitized those and additional assets. To date, this transaction has resulted in $46.1 million of liquidity to PMC.

MSR Sale

On September 30, 2024, Onity sold a portfolio of Fannie Mae and Freddie Mac MSRs to a third party. The sale transaction, expected to be completed by close of business September 30, 2024, will result in a $73.4 million reduction of the Company’s MSR debt and the receipt of cash proceeds of approximately $26.5 million, which Onity intends to use to pay down corporate debt.

Ongoing Debt Reduction

On September 18, 2024, PMC purchased and cancelled $23.5 million of PMC Notes at a discount to par as part of the Company’s deleveraging strategy.

Messina continued, “Our ability to take advantage of these attractive business opportunities is a direct result of continued strong and disciplined execution consistent with our strategy, financial objectives, and our commitment to create value for shareholders. We look forward to providing additional business updates on our third quarter earnings conference call.”

For additional information regarding these transactions, please see the Company’s Form 8-K filed with the Securities and Exchange Commission on September 30, 2024.

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About Onity Group

Onity Group Inc. (NYSE: ONIT) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices and operations in the United States, the U.S. Virgin Islands, India and the Philippines, and have been serving our customers since 1988. For additional information, please visit onitygroup.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements relating to (i) the anticipated timing of, and estimated cash proceeds to be received from, the MAV sale, (ii) anticipated amendments to the Onity Notes and the Warrants, (iii) the possibility of a future Debt Financing, (iv) the possibility of refinancing the PMC Notes and a portion of the Onity Notes, (v) the anticipated consummation and timing of the MAM asset acquisition, and (vi) timing for the receipt of cash proceeds from an MSR sale expected to close September 30, 2024. None of these transactions have occurred, they are all subject to a number of conditions that must be satisfied before they can occur, and as a result, there can be no assurance that any or all of these transactions will occur. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including the risks and uncertainties detailed in our reports and filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023, and current reports and quarterly reports filed with the SEC since such date. Anyone wishing to understand Onity’s business should review our SEC filings.

For Further Information Contact:

Dico Akseraylian, SVP, Corporate Communications

(856) 917-0066

mediarelations@onitygroup.com

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